Exhibit 99.1

SEVERANCE AGREEMENT

AND RELEASE

This Severance Agreement and Release (“Agreement”) is made by and between Westaff, Inc., a Delaware corporation (“Westaff”), Westaff Support, Inc., a California corporation and subsidiary of Westaff (“Support”), and Dwight S. Pedersen (“Pedersen”):

A.            Pedersen is employed by Westaff, as President and Chief Executive Officer pursuant to the January 14, 2002 Employment Agreement, as amended by the First, Second and Third Amendments (as amended, the “Employment Agreement.”)

B.            Pedersen desires to voluntarily resign and terminate his employment with Westaff and Support, and any other positions at all other Westaff subsidiaries or related companies.

C.            The parties desire to settle and release all known and unknown claims and issues as specified herein and provide a severance package upon Pedersen’s termination from service with Westaff and Support.

THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, it is agreed by and between the undersigned as follows:

A.            RESIGNATION EVENTS

1.             Resignation.  Pedersen hereby voluntarily resigns his employment by Westaff and Support, his position as President and CEO of Westaff, and all officer positions with Westaff’s domestic or foreign subsidiaries or related entities, as of the date of execution of this Agreement (the “Termination Date”).

2.             Salary and Vacation.  Upon the Termination Date, Westaff will pay Pedersen all earned but unpaid Base Salary and any accrued, unused vacation, through the Termination Date, which will be paid in a single lump sum payment, less all appropriate federal and state income and employment taxes.

3.             Benefit Plans.  Pedersen’s participation in all Westaff employee benefit plans shall terminate when and as specified in the plans.  Subject to Pedersen’s prompt submission of appropriate distribution paperwork, Pedersen shall receive a distribution of any and all benefits due under the Westaff Savings Plan, the Westaff Employee Stock Purchase Plan, and/or the Westaff Deferred Savings Plan by no later than the Effective Date (as defined in Section B.6 below)

4.             Stock Options.  Pedersen’s unexercised options to purchase Westaff stock shall terminate as of the Termination Date, in accordance with the terms and conditions of the Westaff, Inc. 1996 Stock Option/Stock Issuance Plan and the Notices of Grant of Stock Option given to Pedersen under such Plan.

5.             Resignation of Directorships.  Pursuant to section 5(c) of the Employment Agreement, Pedersen agrees that he is deemed to have immediately resigned his position on

Westaff’s Board of Directors, as well as any directorships with Westaff’s domestic or foreign subsidiaries or related entities, as of the Termination Date.

6.             Mutual Nondisparagement; Announcement.  The parties agree that they will not make any voluntary statements, written or oral, or cause or encourage others to make any such statements, that defame or disparage the personal and/or business reputations, practices or conduct of the parties, any of the other Westaff Released Parties (as defined in Section B.3.a below) (in Pedersen’s case), or any of the other Pedersen Released Parties (as defined in Section B.3.b below).  After full execution of this Agreement, Westaff shall issue the press release attached hereto as Exhibit “A”, and Westaff shall not voluntarily comment upon Pedersen’s departure from Westaff to anyone, either inside or outside Westaff, in any manner that is inconsistent with the contents of such press release.  As deemed necessary or required by law, Westaff may file the press release contained in Exhibit A and this Agreement with the U.S. Securities and Exchange Commission.  In the event that Westaff or any of its affiliates receives a request for an employment reference regarding Pedersen from any third party, Westaff will refer the inquirer to the issued press release (Exhibit A), report Pedersen’s former position as President and Chief Executive Officer and his dates of employment service, and not provide any further comment or information without Pedersen’s prior written consent.

7.             Continuing Obligations to Protect Proprietary Information.  Pedersen agrees to abide by all the surviving provisions in Section 6(a) of his Employment Agreement regarding Westaff’s confidential and/or proprietary information.  In addition, Pedersen understands and agrees that, except as otherwise permitted hereunder, he will not disclose to others, or take or use for his own purpose or for the purposes of others, any Confidential Information controlled by Westaff or any of its subsidiaries or affiliated companies.  Pedersen agrees that these restrictions shall apply to all (1) Confidential Information in Westaff’s possession belonging to third parties, and (2) Confidential Information conceived, originated, discovered or developed, in whole or in part, while Pedersen was employed by Westaff.  As used herein, “Confidential Information” includes trade secrets and other confidential or proprietary business, technical, personnel, or financial information, whether or not his work product, in written, graphic oral or other tangible or intangible forms, including but not limited to specifications, samples, records, data, computer programs, drawings, diagrams, models, customer names, business or marketing plans, studies, analyses, projections, forecasts or reports, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and software systems and processes.  Confidential Information shall include information and property not readily available to the public, even if it is not specifically marked as such, unless Westaff advises Pedersen otherwise in writing.  This paragraph shall not apply to any Confidential Information which is or becomes publicly available through no fault of Pedersen’s, which Westaff in writing authorizes Pedersen to use or disclose, or which Pedersen discloses in truthful testimony in a legal proceeding or government inquiry.

8.             Return of Westaff Property.  Pedersen understands and agrees that, pursuant to Section 6(d) of the Employment Agreement, all Westaff property must be returned to Westaff upon termination of employment.  By signing this Agreement, Pedersen represents and warrants that he has either already returned to a Westaff representative, or will have returned to a Westaff representative by no later than the Effective Date (as defined in Section B.6) all Westaff property, including all confidential and proprietary information, as described in the Confidential Information and Invention Agreement, and all materials and documents containing trade secrets and copyrighted materials, including all copies and excerpts of the same.

9.             Continuing Obligations Under Employment Agreement.  Pedersen agrees to abide by all the surviving provisions of the Employment Agreement including but not limited to those specified in sections 5 and 6 of the Employment Agreement.

10.           Litigation Assistance.  In the event that Pedersen’s participation or assistance is either legally compelled or requested by Westaff or Support in connection with any present or future pending or threatened litigation or other legal proceedings brought by or against Westaff, Support and/or any of their subsidiaries or related entities: (a) Pedersen agrees to reasonably and truthfully cooperate with Westaff and/or its attorneys, including without limitation by providing truthful testimony as either a witness or declarant and any relevant information he may have as to the matter; and (b) Westaff and/or Support agree to reimburse Pedersen’s actual and reasonable out-of pocket expenses incurred in providing such participation or assistance, plus per diem compensation for Pedersen’s time in providing such participation or assistance in the amount of $1,500 per 8-hour workday (which compensation shall be prorated for partial workdays).  Notwithstanding the foregoing, (x) litigation or legal proceedings brought by Pedersen shall be excluded from this Section A.10, (y) litigation or legal proceedings brought against Pedersen, but not also brought against Westaff, Support or any of their subsidiaries or related entities, shall be excluded from this Section A.10, and (z) if Pedersen is entitled to Westaff-provided indemnification and/or director and officer liability insurance coverage to reimburse expenses incurred in providing any such participation or assistance, then Pedersen shall not be entitled receive additional reimbursement under this Section A.10, although the per diem compensation shall be payable.

11.           Part A Not Revocable.  The provisions of Sections A.1 through A.11 herein are not subject to Pedersen’s right to revoke, specified in Section B.6 herein.

B.                                    SEVERANCE EVENTS

1.             Severance Payment.  In consideration of this Agreement, and conditioned upon the expiration of the 7-day right to revoke period referred to in Section B.6 herein without Pedersen having made an effective revocation, Westaff agrees to provide Pedersen with severance benefits as follows (collectively, “Severance Benefits”):

a.             A lump-sum cash severance payment, in the amount of Four Hundred Thousand Dollars ($400,000.00), which is equivalent to twelve (12) months of Pedersen’s current Base Salary, less all appropriate federal and state income and employment taxes (“Severance Payment”); and

b.             Pay directly to the applicable plan administrator the premiums for continuation of Pedersen’s existing medical coverage through the Westaff group medical plan under “COBRA” for up to twelve (12) months from the Termination Date (“Premium Payment”).  Westaff’s obligations under this Section B.1. will cease at such time as Pedersen becomes eligible to obtain coverage under any other group health plan, and Pedersen agrees to promptly notify Westaff in writing in the event that he obtains such coverage.

2.             Time of Payment.  The Severance Payment will be made in single lump sum on the day after the expiration of the 7-day right to revoke period referred to in Section B.7 herein without Pedersen having made an effective revocation.  Premium Payment will commence for the month in which the 7-day right to revoke period referred to in Section B.7 herein expires without Pedersen having made an effective revocation.

3.             Releases.

a.             Pedersen, on behalf of himself and all Pedersen Released Parties (as defined below) releases and discharges Westaff, its past, present, and future successors, and any parent and subsidiary corporations (domestic and foreign), divisions and affiliated corporations, partnerships or other affiliated entities of Westaff, as well as Westaff’s employees, officers, directors, agents, attorneys, successors and assigns (collectively, “Westaff Released Parties”), from any and all claims, known or unknown, arising out of or related in any way, including, but not limited to, Pedersen’s employment with Westaff, the termination of his employment, and all other losses, liabilities, claims, demands, damages (including but not limited to general, special, punitive, liquidated and compensatory damages) charges, demands and causes of action, known or unknown, suspected or unsuspected, arising directly or indirectly out of or in any way related to or connected with Pedersen’s employment with or termination from Westaff.  This release is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims, including, but not limited to alleged violations of the California Labor Code or the Federal Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964 and the California Fair Employment and Housing Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act (the “ADEA”), the Older Workers Benefit Protection Act, the Sarbanes-Oxley Act, 42 U.S.C. Section 1981, the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act (“ERISA”), and any laws and regulations relating to employment, and any and all claims for attorneys’ fees, costs and expenses (collectively, “Westaff Released Matters”). Pedersen understands that this release does not apply to any claims arising after the effective date of this Agreement.  This release extends to individual employees of Westaff whether or not they were acting within the course and scope of their employment.  The Westaff Released Matters expressly exclude (i) any obligations of Westaff or Support under this Agreement, (ii) any existing or future claim Pedersen may have for indemnification, defense costs and/or related expenses, in each case, as provided by California law and/or the Bylaws of Westaff or Support; (iii) any rights Pedersen may have to director and officer liability insurance coverage (under existing or replacement policies), or as a director at Westaff or a fiduciary of any benefit plan, which may arise from his actions within the course and scope of his employment by Westaff, (iv) any rights to obtain continued health insurance or other benefits under COBRA or any similar California law, (v) any vested rights that Pedersen may have under any Westaff-sponsored benefit plan, including without limitation, Westaff’s group medical benefit plan, the Westaff Savings Plan, the Westaff Deferred Savings Plan and the Westaff Employee Stock Purchase Plan, (vi) any rights Pedersen has as a stockholder of Westaff (excluding stockholder claims against Westaff arising prior to the Termination Date), and (vii) any claims arising after the Termination Date (collectively, (i) through (vii) inclusive, “Pedersen Excluded Claims”).

b.             Westaff and Support, on behalf of themselves and all other Westaff Released Parties, hereby release and discharge Pedersen and his agents, attorneys, successors, administrators, executors, heirs and assigns (collectively, “Pedersen Released Parties”), from any and all claims, known or unknown, arising out of or related in any way, including, but not limited to, Pedersen’s employment with Westaff, the termination of his employment, and all other losses, liabilities, claims, demands, damages (including but not limited to general, special, punitive, liquidated and compensatory damages) charges, demands and causes of action, known or unknown, suspected or unsuspected, arising directly or indirectly out of or in any way related to or connected with Pedersen’s employment with or termination from Westaff.  This release is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims, any laws and regulations relating to employment, and any and all claims for attorneys’ fees, costs and expenses (collectively, “Pedersen Released Matters”).  The Pedersen Released Matters expressly exclude (i) any obligations of Pedersen under this Agreement, or (ii) any claims arising after the Termination Date (collectively, (i) and (ii), “Westaff Excluded Claims”).

4.             California Civil Code Section 1542 Waiver.  The parties each expressly acknowledge that there may exist claims or facts in addition to or different from those which are now known or believed by them to exist and represent that, except as otherwise provided herein, by means of the releases set forth in this Agreement, it is nonetheless their intention to fully waive and release all such claims, whether known or unknown.  The parties therefore expressly waive any right or protection under Section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

5.             No Future Lawsuits.

a.             Pedersen represents that, as of the date of this Agreement, Pedersen has not filed any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings against Westaff, Support or any of the other Westaff Released Parties in any court or with any governmental agency.  Pedersen further agrees that, to the fullest extent permitted by law, Pedersen will not prosecute, nor allow to be prosecuted on Pedersen’s behalf, any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings based on any of the Westaff Released Matters, or any act, omission, event which occurred before this Agreement is effective, against Westaff, Support or any of the other Westaff Released Parties.  This Section B.5.a shall not apply to any Pedersen Excluded Claims.

b.             Each of Westaff and Support represents that, as of the date of this Agreement, it has not filed any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings against Pedersen or any of the other Pedersen Released Parties in any court or with any governmental agency.  Each of Westaff and Support further agrees that, to the fullest extent permitted by law, it will not prosecute, nor allow to be prosecuted on its behalf, any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings based on any of the

Pedersen Released Matters, or any act, omission, event which occurred before this Agreement is effective, against any of Pedersen or any of the Pedersen Released Parties.  This Section B.5.b shall not apply to any Westaff Excluded Claims.

6.             Revocation of Sections B.1 through B.6. After Pedersen signs this Agreement, he shall have 7 days to revoke all of the provisions of Sections B.1 through B.6 (as a group) herein. If Pedersen does revoke such provisions within that time, then Sections B.1 through B.6 (as a group) shall not become effective and shall not be binding on any of the parties. If Pedersen does not revoke such provisions within that time, then Part B of this Agreement shall become effective on the 8th day after Pedersen signs this Agreement (the “Effective Date”) and shall be binding on all of the parties from and after the Effective Date. Revocation can be made by delivering a written notice of revocation (which shall be effective as to all of Sections B.1 through B.6, in their entirety) to Bonnie McDonald at Westaff via hand delivery, Federal Express, or certified mail, return receipt requested. For such revocation to be effective, written notice must be received by Bonnie McDonald no later than 5:00 p.m. on the 7th calendar day after Pedersen signs this Agreement. This right to revoke shall only pertain to the provisions of Section B.1 through B.6 and shall not apply to the provisions of Part A (Resignation Events) and Part C (Other Provisions) herein.

C.                                    OTHER PROVISIONS

1.             Consultation with Attorney; Period for Review and Consideration of Agreement.  Westaff and Support encourage Pedersen to consult with an attorney before signing this Agreement, and Pedersen acknowledges that he has done so.  By signing this Agreement, Pedersen understands that he has a period of at least 21 days to have a full and fair opportunity to consider the Agreement before signing it.  Pedersen hereby waives the 21-day period by signing this Agreement.

2.             Taxes.  Pedersen understands that any taxes (other than the employer mandated portion of FICA and FUTA) which may become due as a result of any payment or transaction contemplated by this Agreement are Pedersen’s sole responsibility and Pedersen further agrees to defend, indemnify and hold Westaff harmless on account thereof.  In addition, Pedersen agrees that taxes which are due but unpaid may be set off against any sums due under this Agreement to the maximum extent allowed by law.

3.             No Admissions.  By entering into this Agreement, the Parties make no admission that they have engaged, or are now engaging, in any unlawful conduct.  The parties understand and acknowledge that this Agreement is not an admission of liability and shall not be used or construed as such in any legal or administrative proceeding.

4.             Severability.  In the event any provision of this Agreement shall be found unenforceable by a court of competent jurisdiction, the provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefits contemplated herein to the fullest extent permitted by law.  If a deemed modification is not satisfactory in the judgment of such court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

5.             Applicable Law.  The validity, interpretation and performance of this Agreement shall be construed and interpreted according to the laws of the State of California, without regard to the conflicts of laws rules thereof.

6.             Binding on Successors.  The parties agree that this Agreement shall be binding on, and inure to the benefit of, the parties’ successors, heirs and/or assigns.

7.             Good Faith.  The parties agree to do all things necessary and to execute all further documents necessary and appropriate to carry out and effectuate the terms and purposes of this Agreement.

8.             Entire Agreement; Modification.  This Agreement, including the surviving provisions of the Employment Agreement and any documents referenced herein (which are incorporated herein by reference), is intended to be the entire agreement between the parties as to the subject matter herein and supersedes and cancels any and all other and prior agreements, written or oral, between the parties regarding this subject matter.  The parties agree that there are no collateral agreements or representations, written or oral, regarding the terms and conditions of Pedersen’s separation of employment with Westaff and settlement of all known and unknown claims between the parties other than those specifically excluded from this Agreement. This Agreement may be amended only by a written instrument executed by all parties hereto.

THIS AGREEMENT CONTAINS A RELEASE.  THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT, AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN.  THE PARTIES HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS AGREEMENT.  THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

9.             Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

[Intentionally Left Blank]

Dated: 3/16/2005	By:	/s/ Dwight S. Pedersen
Dwight S. Pedersen

Dated: March 16, 2005	By:	/s/ W. Robert Stover
W. Robert Stover
Chairman of the Board of Directors
Westaff, Inc.

Dated: March 16, 2005	By:	/s/ W. Robert Stover
W. Robert Stover
Chairman of the Board of Directors
Westaff Support, Inc.

Exhibit A

Westaff President and Chief Executive Officer Steps Down

WALNUT CREEK, CA, Wednesday, March 16, 2005 — The board of directors of Westaff, Inc. (NASDAQ: WSTF), a leading provider of staffing services, today announced that Dwight Pedersen has resigned as President and Chief Executive Officer, effective immediately.  Mr. Pedersen also resigned from the board of directors, effective immediately.  The board has accepted Pedersen’s resignations.  W. Robert Stover, Chairman of the board of directors stated, on behalf of the board, “We thank Dwight for his leadership as President and CEO over the last three years, for his faithful service as a board member, and for his many contributions to Westaff.  We wish Dwight the very best in the future.”

Westaff provides staffing services and employment opportunities for businesses in global markets.  Westaff annually employs approximately 150,000 people and services more than 15,000 client accounts from more than 250 offices located throughout the U.S., the United Kingdom, Australia, New Zealand, Norway and Denmark. For more information, please visit our Web site at www.westaff.com.

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934, and is subject to the safe harbors created by law. The forward-looking statements contained herein involve a number of assumptions, risks and uncertainties. Actual results could differ materially from estimates.  Among the factors affecting future operating results are: credit facilities and compliance with debt covenants, liquidity, workers’ compensation collateral requirements, possible adverse effects of fluctuations in the general economy, variability of employee-related costs including workers’ compensation liabilities, a highly competitive market, control by a significant shareholder, the volatility of the Company’s stock price, reliance on management information systems, risks related to customers, variability of operating results and the seasonality of the business cycle, reliance on executive management, risks related to international operations, risks related to franchise agent and licensed operations, uncertain ability to continue and manage growth, reliance on field management, employer liability risks and ability to attract and retain the services of qualified temporary personnel and regulatory mandates, including potential mandated health insurance.

Forward-looking statements are based on the beliefs and assumptions of the Company’s management and on currently available information.  The Company undertakes no responsibility to publicly update or revise any forward-looking statement except as required by applicable laws and regulations.  Additional information concerning the risks and uncertainties listed above, and other factors you may wish to consider, is contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Form 10-K, Form 10-Q, Form 8-K and other filings.

ANALYSTS/INVESTORS CONTACT:	Dirk A. Sodestrom
Senior Vice President and
Chief Financial Officer
Telephone: 925/930-5300
e-mail: dsodestrom@westaff.com